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                            SUPPLEMENTAL INDENTURE NO. 1

                                      BETWEEN

                               McDONALD'S CORPORATION

                                        AND

                             FIRST UNION NATIONAL BANK
                                      Trustee

                           ------------------------------


                            Dated as of January 8, 1998

                           ------------------------------

                  SUPPLEMENTAL TO SENIOR DEBT SECURITIES INDENTURE
                            DATED AS OF OCTOBER 19, 1996

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                               McDONALD'S CORPORATION
                            SUPPLEMENTAL INDENTURE NO. 1
                            Dated as of January 8, 1998
                        Series of 6 3/8% Debentures due 2028
                                    $150,000,000


               Supplemental Indenture No. 1, dated as of January 8, 1998, between McDONALD'S CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and FIRST UNION NATIONAL BANK, a national banking association, authorized to accept and execute trusts (hereinafter sometimes referred to as the "Trustee").


                               W I T N E S S E T H :

               WHEREAS, The Company and the Trustee have executed and delivered a Senior Debt Securities Indenture dated as of October 19, 1996 (the "Indenture").

               WHEREAS, Section 10.01 of the Indenture provides for the Company, when authorized by the Board of Directors, and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of any series of Debt Securities as permitted by Sections 2.01 and 2.02 of the Indenture.

               WHEREAS, Sections 2.01 and 2.02 of the Indenture provide for Debt Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

               NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

               For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of such series of Debt Securities, as follows:

                                    ARTICLE ONE
                        RELATION TO INDENTURE; DEFINITIONS.

               SECTION 1.01.  This Supplemental Indenture No. 1
          constitutes an integral part of the Indenture.

               SECTION 1.02.  For all purposes of this Supplemental
          Indenture:

               (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

               (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

               (3) The terms "hereof", "herein", "hereto", "hereunder" and "herewith" refer to this Supplemental Indenture.

                                    ARTICLE TWO
                           THE SERIES OF DEBT SECURITIES.

               SECTION 2.01. There shall be a series of Debt Securities designated the "6 3/8% Debentures due 2028" (the "Debentures"). The Debentures shall be limited to $150,000,000 aggregate principal amount.

               SECTION 2.02. The principal amount of the Debentures shall be payable on January 8, 2028.

               SECTION 2.03. The Debentures will be represented by a global security (the "Global Security"). The Global Security will be executed by the Company, authenticated by the Trustee and deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of a nominee of the Depositary. Except under circumstances described below, the Debentures will not be issuable in definitive form.

               Ownership of beneficial interests in the Global Security will be limited to persons that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. Ownership of a beneficial interest in the Global Security will be shown on, and the transfer of that beneficial interest will only be effected through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants).

               So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debentures represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have Debentures represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debentures in definitive form and will not be considered the owners or Holders thereof under the Indenture.

               Principal and interest payments on Debentures represented by the Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security.

               If the Depositary notifies the Company that it is at any time unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible to continue as Depositary, the Company shall appoint a successor Depositary with respect to the Debentures. If a successor Depositary for the Debentures is not appointed by the Company within 90 days from the date the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee will authenticate and deliver, Debentures in definitive form in exchange for the entire Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Debentures represented by the Global Security and, in such event, the Company will execute, and the Trustee will authenticate and deliver, Debentures in definitive form in exchange for the entire Global Security. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in definitive form of Debentures represented by the Global Security equal in principal amount to such beneficial interest and to have such Debentures registered in its name. Debentures so issued in definitive form will be issued as registered Debentures in denominations of $1,000 and integral multiples thereof, unless otherwise specified by the Company.

               Upon the exchange of a Global Security for individual Debentures, such Global Security shall be cancelled by the Trustee. Individual Debentures issued in exchange for a Global Security shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to, or in accordance with the instructions of the persons in whose name such Debentures are so registered.

               Unless and until it is exchanged in whole or in part for the individual Debentures represented thereby, a Global Security representing all or a portion of the Debentures may not be transferred except as a whole by the Depositary for the Debentures to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary for the Debentures or a nominee of such successor Depositary.

               SECTION 2.04. The Debentures shall bear interest at the rate of 6 3/8% per annum, payable semi-annually, in arrears, on January 8 and July 8 of each year, commencing July 8, 1998 (each, an "Interest Payment Date"). The Debentures shall be dated the date of authentication and interest shall be payable on the principal represented thereby from the later of January 8, 1998, or the most recent Interest Payment Date to which interest has been paid or duly provided for. If any date on which interest is payable is not a business day, the payment of interest due on such date may be made on the next succeeding business day (and without any interest or other payment in respect of such delay).

               The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Holder in whose name any Debenture is registered in the Debt Security register at the close of business on the January 1 or July 1 (whether or not a business day) next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest payable on redemption or maturity will be payable to the person to whom the principal is paid.

               Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) and Clause (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section provided. Thereupon the Trustee shall fix a Special Record Date ("Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore to be mailed, first class postage prepaid, to each Holder of Debentures at his address as it appears in the Debt Security register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an authorized newspaper in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Debentures are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

               (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

               Subject to the foregoing provisions of this Section, each Debenture delivered under this Supplemental Indenture No. 1 upon transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued but unpaid, and to accrue, which were carried by such other Debenture.

               SECTION 2.05. The Place of Payment for the Debentures shall be both the City of New York, New York, and the City of Charlotte, North Carolina. The Trustee shall be the paying agent for the Debentures.

               SECTION 2.06. The Debentures will be redeemable as a whole or in part, at the option of the Company at any time (a "Company Redemption Date"), at a redemption price equal to the greater of
          (i) 100% of the principal amount of the Debentures to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Company Redemption Date on the semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the Company Redemption Date.

               "Treasury Rate" means,  with  respect  to  any   Company
          Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Company Redemption Date.

               "Comparable Treasury  Issue" means the  United   States
          Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

               "Comparable Treasury  Price" means, with respect to  any
          Company Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Company Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated ``Composite 3:30 p.m. Quotations for U.S. Government Securities'' or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Company Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference
          Treasury  Dealer  Quotations''  means,  with   respect  to  each
          Reference Treasury Dealer and any Company Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Company Redemption Date.

               "Reference Treasury Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and any additional reference dealers appointed by the Company at the sole discretion of the Company, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer.

               Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Company Redemption Date to each holder of Debentures to be redeemed.

               Unless the Company defaults in payment of the redemption price, on and after any Company Redemption Date interest will cease to accrue on the Debentures or portions thereof called for redemption.

               SECTION 2.07.  The Debentures may be issued in
          denominations of $1,000 and any integral multiples thereof.

               SECTION 2.08. The Debentures shall be in the form attached as Exhibit A hereto.

                                   ARTICLE THREE
                                   MISCELLANEOUS.

               SECTION 3.01. The recitals of fact herein and in the Debentures shall be taken as statements of the Company and shall not be construed as made by the Trustee.

               SECTION 3.02. This Supplemental Indenture No. 1 shall be construed in connection with and as a part of the Indenture.

               SECTION 3.03. (a) If any provision of this Supplemental Indenture No. 1 limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as in effect on the date of this Supplemental Indenture No. 1) by any of the provisions of Sections 310 to 317, inclusive, of said Trust Indenture Act, such required provisions shall control.

               (b) In case any one or more of the provisions contained in this Supplemental Indenture No. 1 or in the Debentures issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

               SECTION 3.04. Whenever in this Supplemental Indenture No. 1 either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture No. 1 contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

               SECTION 3.05. (a) This Supplemental Indenture No. 1 may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

               (b) The descriptive headings of the several Articles of this Supplemental Indenture No. 1 were formulated, used and inserted in this Supplemental Indenture No. 1 for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

               IN WITNESS WHEREOF, McDONALD'S CORPORATION has caused this Supplemental Indenture No. 1 to be signed, acknowledged and delivered by its President, Executive Vice President and Chief Financial Officer or Senior Vice President and Treasurer and its corporate seal to be affixed hereunto and the same to be attested by its Secretary or Assistant Secretary, and FIRST UNION NATIONAL BANK, as Trustee, has caused this Supplemental Indenture No. 1 to be signed, acknowledged and delivered by one of its Vice Presidents, and its seal to be affixed hereunto and the same to be attested by one of its Authorized Officers, all as of the day and year first written above.

                                        McDONALD'S CORPORATION

          [CORPORATE SEAL]
                                        By:  /s/ Carleton D. Pearl
                                             --------------------------
                                             Senior Vice President and
                                               Treasurer


          Attest:

          /s/ Gloria Santona
          ---------------------
          Secretary

                                        FIRST UNION NATIONAL BANK, as Trustee

          [CORPORATE SEAL]
                                        By:  /s/ John H. Clapham
                                             -------------------------
                                             Vice President

          Attest:

          /s/ Terence C. McPoyle
          ______________________________
          Authorized Officer



          STATE OF ILLINOIS
                                SS:
          COUNTY OF DuPAGE



               On the 8th day of January, in the year one thousand nine hundred ninety eight, before me appeared Carleton D. Pearl to me personally known, who being by me duly sworn, did say that he resides at McDonald's Corporation, that he is Senior Vice President and Treasurer of McDONALD'S CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        /s/ Leona J. Oostman
                                        ------------------------------
                                        Notary Public




          COMMONWEALTH OF PENNSYLVANIA
                              SS:
          COUNTY OF PHILADELPHIA


               On the 8th day of January, in the year one thousand nine hundred ninety eight, before me appeared John H. Clapham to me personally known, who, being by me duly sworn, did say that he resides at Berwyn, Pennsylvania, that he is Vice President of FIRST UNION NATIONAL BANK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                       /s/ Joann Fantini
                                       -------------------------
                                       Notary Public